                                                                     EXHIBIT 4.2

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the ______ day of ______, 1999, by and between Applied Imaging Corp., a Delaware corporation, located at 2380 Walsh Road, Bldg. B, Santa Clara, CA 95051 (the "Company"), and _______________ ("the Investor").

     1.  Purchase and Sale of Stock.  Subject to the terms and conditions of
         --------------------------
this Agreement, the Investor agrees to purchase at the Closing (as hereinafter defined) and the Company agrees to sell and issue to the Investor at the Closing __________shares of the Company's Common Stock at the purchase price of $_________ per share (the "Purchase Price").

          1.1  Closing.  The purchase and sale of the Shares (the "Closing")
               -------
shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, on ______, 1999 at 2:00 p.m., local time, or at such other time and place upon which the Company and the Investor shall agree (which date and time shall be referred to as the "Closing Date").

          1.2  Delivery.  Within three days of the Closing the Company shall
               --------
issue to the Investor a certificate registered in the Investor's names, representing the number of Shares purchased by the Investor against payment therefor. Such payment shall be paid to the Company by check payable to the Company or by wire transfer.

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to the Investor that, except as set forth in the Schedule of Exceptions attached hereto as Exhibit A:
                                          ---------

          2.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the State of California. Such qualification is not presently required in any other jurisdiction where a failure to so qualify would have a material adverse effect on the Company.

          2.2  Capitalization.  The authorized capital stock of the Company
               --------------
consists of 20,000,000 shares of Common Stock and 6,000,000 shares of Preferred Stock. As of September 30, 1999, 14,040,373 shares of Common Stock are issued and outstanding. No shares of Preferred Stock are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options to purchase 1,037,944 shares of the Company's Common Stock are outstanding under the Company's Amended and Restated 1988 Incentive Stock Option Plan and no shares are available for future grant. Options to purchase 657,500 shares of the Company's Common Stock are outstanding under the Company's 1998 Stock Option Plan and 292,500 shares are available for future grant.

120,000 options to purchase shares of the Company's Common Stock are outstanding under the Company's 1994 Director Option Plan and no shares are available for future grant. The Company has reserved 200,000 shares of Common Stock for issuance under its Employee Stock Purchase Plan, of which 158,534 are available for future purchase. The Company also has warrants outstanding for 313,010 shares of the Company's Common Stock. Except as disclosed in the Company SEC Documents (as defined below), there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

          2.3  Authority.  The Company has full power and authority to execute
               ---------
and deliver this Agreement, and to consummate the transactions contemplated by this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of, and the consummation of the transactions contemplated by this Agreement and the performance of all obligations of the Company under this Agreement has been taken. This Agreement, upon execution and delivery by the Company and assuming the due and proper execution and delivery by Investor, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

          2.4  Valid Issuance of Common Stock.  The Common Stock to be sold
               ------------------------------
hereby has been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Stock by the Company pursuant to this Agreement.

          2.5  Governmental Consents.  Other than compliance with the
               ---------------------
Securities Act of 1933, as amended (the "Act") and such filings as may be required to be made with the National Association of Securities Dealers (the "NASD"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

          2.6  Conflicts.  The execution and delivery of this Agreement will
               ---------
not conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which the Company is now obligated.

          2.7  SEC Documents; Material Contracts; Financial Statements.  The
               -------------------------------------------------------
Company has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement ("Company SEC Documents") required to be filed (other than preliminary material) by the Company with the SEC subsequent to November 7, 1996 (the date of effectiveness of the Company's registration statement on Form S-1 for the Company's initial public offering of its Common Stock). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "1934 Act"), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by any subsequently filed Company SEC Document. The Company's Registration Statement on Form S-1, which became effective on November 7, 1996 (the "Registration Statement"), and the Company SEC Documents, include certain contracts as required by the SEC's rules and regulations. The contracts so described in the Registration Statement and in the Company SEC Documents, are currently material to the Company and its business, and are in full force and effect on the date hereof. Neither the Company nor any of its subsidiaries, nor to the Company's knowledge, any other party is in breach of or default under any of such contracts, except as to breaches or defaults which, in any single case or in the aggregate would not have a material adverse effect on the Company taken as a whole.

     The consolidated financial statements of the Company and its subsidiaries included in the Company SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

          2.8  Changes.  Since June 30, 1999 (the date of the most recent
               -------
Financial Statements), there has not been any event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted).

          2.9  Litigation.  There is no pending or threatened lawsuit,
               ----------
administrative proceeding, arbitration, labor dispute or governmental investigation ("Litigation") to which the Company is a party or by which any material portion of its assets, taken as a whole, may be bound and which Litigation, if adversely determined, would have a material adverse effect on the Company's assets, liabilities, financial condition or operations.

          2.10  Solvency; No Default.  As of the date of this Agreement, the
                --------------------
Company has sufficient funds and cash flow to pay its debts and other liabilities, and the Company is not in default with respect to any material debt or liability.

          2.11  Disclosure.  The Company has fully delivered or made available
                ----------
to the Investor or their counsel all of the information (including the Company SEC Documents) that the Company reasonably believes is necessary for the Investor's purchase decision. Neither this Agreement nor any agreement, instrument or other documents delivered by the Company to the Investor in connection herewith or filed with the SEC subsequent to November 1996, when read together, contains any untrue statement of a material fact, or, to the knowledge of the Company, omits to state a material fact necessary to be stated, when read together, to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

     3.  Representations and Warranties of the Investor.  The Investor hereby
         ----------------------------------------------
represents and warrants that:

          3.1  Authorization.  The Investor has full power and authority to
               -------------
execute and deliver, and to consummate the transactions contemplated by the Closing and this Agreement. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for (i) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (ii) as of the Closing, the performance of all obligations of the Investor under this Agreement, has been taken. This Agreement, upon execution and delivery by the Investor and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies.

          3.2  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement, the Investor hereby confirms, that the Common Stock to be received by the Investor (collectively, the "Securities") will be acquired for investment for the Investor's own account and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3  Disclosure of Information.  The Investor believes it has
               -------------------------
received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4  Investment Experience.  The Investor is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Investor has not been organized for the purpose of acquiring the Common Stock.

          3.5  Accredited Investor.  The Investor is an "accredited investor"
               -------------------
within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.6  Restricted Securities.  The Investor understands that the
               ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 provided and to the extent this Section is applicable, and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) If reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          3.8  Legends.  Each certificate or instrument representing Shares
               -------
shall bear a legend in substantially the following form: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') AND ARE 'RESTRICTED SECURITIES' AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR
(II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

     The Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register a transfer of any Shares, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

     4.  Registration Rights.
         -------------------

          4.1  Request for Registration.
               ------------------------

               (a) Following six months from the date of this Agreement, upon written request by the Investor, the Company shall prepare and file with SEC as soon as practicable but in no event later than 30 days following such written request, a registration statement to register under the Act all Common Stock of the Company acquired pursuant to this

Agreement held by the Investor. In addition, if the Company shall determine to register any of its Common Stock for its own account or for the account of others, other than a registration relating solely to employee benefit or a registration relating solely to a Commission Rule 145 transaction, the Company will give the Investor written notice thereof and include such registration all shares held by the Investor that the Investor wishes to register. However, if such registration is for a registered public offering involving an underwriting, the Investor's right to participate will be subject to reduction or elimination, if the underwriter determines that marketing forces requires a limitation of the number of share to be underwritten.

               (b) If the Investor intend to distribute the securities covered by its request by means of an underwriting, the Investor shall so advise the Company as a part of its request made pursuant to subsection (a) above. The underwriter will be selected by the Company and shall be reasonably acceptable to the Investor. The Investor shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Investor; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          4.2  Obligations of the Company.  Whenever required under this
               --------------------------
Section 4 to effect the registration of any securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become effective, and, keep such registration statement effective for a period of up to two years, or such lesser period of time as all of the Shares have been sold or can be sold without restriction under Rule 144.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, said form to be agreeable to the Company and its counsel. The Investor shall also enter into and perform its obligations under such an agreement.

               (f) Notify the Investor at any time when a prospectus relating to such registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Furnish, at the request of the Investor, on the date that securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor.

          4.3  Expenses of Registration.  All expenses, other than underwriting
               ------------------------
discounts and commissions incurred in connection with the requests for registration pursuant to Section 4.1, and the reasonable fees and disbursements of counsel to the Investor, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

     5.  Conditions of the Investor's Obligations at Closing.  The obligations
         ---------------------------------------------------
of the Investor under subsection 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective without the Investor's consent thereto:

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3  Qualifications.  All authorizations, approvals, or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.4  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          5.5  Opinion of Company Counsel.  The Investor shall have received an
               --------------------------
opinion from counsel to the Company in form and substance reasonably satisfactory to the Investor and attached hereto as Exhibit B.
                                                    ---------

     6.  Conditions of the Company's Obligations at Closing.  The obligations
         --------------------------------------------------
of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the
Investor:

          6.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2  Payment of Purchase Price.  The Investor shall have delivered
               -------------------------
the purchase price specified in Section 1.

          6.3  Qualifications.  All authorizations, approvals, or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     7.  Miscellaneous.
         -------------

          7.1  Survival of Warranties.  The warranties, representations and
               ----------------------
covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

          7.2  Assignment; Successors and Assigns.  No provision of this
               ----------------------------------
Agreement may be assigned (other than to an affiliate of the Investor), without the prior written consent of the other parties hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3  Governing Law.  This Agreement shall be governed by and
               -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.4  Expenses.  Irrespective of whether the Closing is effected, each
               --------
party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

          7.5  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.6  Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be sent by personal delivery, facimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:


                   Company:    Applied Imaging Corp.
                               2380 Walsh Avenue, Building B
                               Santa Clara, California 95051
                               Telephone:  (408) 562-0250
                               Facsimile:  (408) 562-0264
                               Attention: President

                   with a copy (which will not constitute notice) to:

                               Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, California 94304-1050
                               Telephone:  (650) 493-9300
                               Facsimile:  (650) 493-6811
                               Attention:  David J. Saul

                   Investor:   ______________________________

                               ______________________________

                               ______________________________

                               ______________________________
                   with a copy (which will not constitute notice) to:

                               Antonio Valla, Esq.
                               Gilliss & Valla
                               180 Montgomery St. Suite 820
                               San Francisco, California 94104
                               Telephone:  (415) 782-3999
                               Facismile:  (415) 782-3998

     or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 7.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or 2 days after deposit in the mails (as determined by reference to the postmark).

          7.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.9  Entire Agreement.  This Agreement and the documents referred to
               ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:                               INVESTOR:

APPLIED IMAGING CORP.                   _______________________________

By:______________________________      By:_____________________________

Title:_____________________________    Title:____________________________